UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 24, 2023

USCB Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-41196	87-4070846
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2301 N.W. 87th Avenue, Doral, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(305) 715-5200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	USCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of its ongoing corporate governance review, the Board of Directors (the “Board”) of USCB Financial Holdings, Inc. (the “Company”) on July 24, 2023 approved and adopted the amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”), effective upon adoption. The following sections of the Amended and Restated Bylaws have been amended to, among other things:

●
Section 1.2: Conform the language to the language included in the Company’s Articles of Incorporation (the “Articles”) to reference classes of preferred stock that may have the ability to call special meetings of the shareholders under the terms of such series or class of preferred stock.

●
Section 1.4: Allow for the appointment of the chief executive officer or an officer designated thereby to serve as the chairperson of meetings of the shareholders in the absence of the Chairperson of the Board; provide for specific authority of the chairperson of the shareholder meeting to make certain determinations in connection what such meeting; allow officers or employees to serve as inspectors of election.

●	Section 1.10: Designate the Company’s secretary as the officer responsible for reviewing voting trusts.
●	Section 2.3: Clarify the timing of the annual organizational meeting of the Board.
●	Section 2.6: Revise the section to provide that regular meetings of the Board will be held at such place and time as the Board may from time to designate.
●	Section 2.10: Provide the Board may appoint a Vice Chairperson of the Board.
●	Section 3.1: Clarify and simplify the provisions addressing the duties of the Audit Committee; such duties include, among others, engaging the Company’s independent registered public accounting firm.
●
Section 3.2: Add a new Section 3.2 that provides for the ability of the Board to establish an Executive Committee to act on behalf of the Board except where otherwise prohibited by applicable law and regulations; renumbered remaining sections.

●	Prior Section 3.5: Remove the section; the removed section created a potential inconsistency with regard to stock exchange listing requirements.
●	Section 4.6: Revise the section to remove references to officer and employee positions that are inapplicable to the Company.
●	Prior Section 4.7: Delete the section due to its inapplicability to the Company.
●	Renumbered Sections 4.7 and 4.8: Reverse the order of the sections.

The amendments also include various conforming, technical and non-substantive changes.

The foregoing summary of the amendments to the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item	9.01	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws.
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USCB FINANCIAL HOLDINGS, INC.

	By:	/s/ Jalal Shehadeh, Esq.
	Name:	Jalal Shehadeh, Esq.
	Title:	Executive Vice President and General Counsel

Date: July 26, 2023